                                                                EXHIBIT 4.1


                             FEDERAL EXPRESS CORPORATION

                                         AND

                         THE FIRST NATIONAL BANK OF CHICAGO,

                                      as Trustee



______________________________________________________________________________

                                Supplemental Indenture

                                        No. 1

                               Dated as of July 7, 1997

______________________________________________________________________________




                             7.60% Notes due July 1, 2097

    SUPPLEMENTAL INDENTURE NO. 1, dated as of July 7, 1997 between Federal Express Corporation, a Delaware Corporation (the "Company") and The First National Bank of Chicago, a national banking association organized under the laws of the United States of America, as trustee (the "Trustee").

                               RECITALS OF THE COMPANY

    The Company and the Trustee have executed and delivered an Indenture dated as of July 1, 1996, as amended or supplemented (the "Indenture") to provide for the issuance from time to time of the Company's Securities.

    Sections 201 and 301 of the Indenture provide that the form and terms of Securities of any series may be established pursuant to an indenture supplemental to the Indenture.

    All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and under the Indenture and duly issued by the Company and to make this Supplemental Indenture No. 1 a valid agreement of the Company, in accordance with their and its terms, have been done.

    NOW, THEREFORE, this Indenture witnesseth:

    For and in consideration of the premises and the purchase of the Securities by the holders hereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of the holders of the Securities of the series hereby established, as follows:

                                     ARTICLE ONE

                              Relation to the Indenture;
                         Definitions and Other Provisions of
                                 General Application

    Section 1.01. RELATION TO THE INDENTURE. This Supplemental Indenture No. 1 constitutes an integral part of the Indenture.

    Section 1.02.  DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION.
For all purposes of this Supplemental Indenture No. 1 unless otherwise specified herein:

    (a) all terms defined in this Indenture which are used and not otherwise defined herein shall have the meanings they are given in the Indenture; and

    (b) the provisions of general application stated in Section 101 of the Indenture shall apply to this Supplemental Indenture No. 1, except that the words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer to this Supplemental Indenture as a whole and not to the Indenture or any particular Article, Section or other subdivision of the Indenture or this Supplemental Indenture No. 1.

                                     ARTICLE TWO

                                 The Series of Notes

    Section 2.01.  TITLE.

    There shall be a series of Securities designated the "7.60% Notes due July 1, 2097" (the "Notes").

    Section 2.02.  PRINCIPAL AMOUNT.

    The aggregate principal amount of the Notes which may be authenticated and delivered under this Supplemental Indenture shall not exceed $250,000,000 (except for Notes which may be authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture).

    Section 2.03.  MATURITY.

    The date on which the principal of the Notes shall be payable shall be July 1, 2097.

         Notwithstanding the foregoing, upon the occurrence of a Tax Event, as defined below, the Corporation shall have the right to shorten the maturity of the Notes to the extent required, in the opinion of a nationally recognized independent tax counsel experienced in such matters, so that, after such shortening of the maturity, interest paid on the Notes shall be deductible for federal income tax purposes.

         If the maturity of the Notes is shortened on the occurrence of a Tax Event, the Corporation shall mail a notice to each holder of record of the Notes by first-class mail not more than 60 days after the occurrence of such Tax Event, stating the new maturity date of the Notes. Such notice shall be effective immediately upon mailing.

         "Tax Event" shall mean that the Corporation has received an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that on or after the date of the issuance of the Notes, as a result

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of (a) any amendment to, clarification of, or change (including any announced prospective change) in laws, or any regulations thereunder, of the United States; (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action"); or (c) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, on or after the date of the issuance of the Notes, such change in tax law creates a more than insubstantial risk that interest paid by the Corporation on the Notes is not, or will not be, deductible, in whole or in part, by the Corporation for purposes of federal income tax.

    Section 2.04.  INTEREST.

    The Notes shall bear interest at the rate of 7.60% per annum. Interest shall accrue from July 1, 1997 or from the most recent Interest Payment Date to which interest has been paid or provided for. Accrued interest shall be payable on January 1, 1998 and on each January 1 and July 1 thereafter, to the persons in whose names the Notes are registered at the close of business on the preceding December 15 or June 15, as the case may be.

    Section 2.05.  PLACE OF PAYMENT.

    The Place of Payment for the Notes shall be at the Corporate Trust office of the Trustee at One First National Plaza, Chicago, Illinois or such other office of the Paying Agent as the Paying Agent may reasonably request by notice to the Company and the Trustee (if the Paying Agent is not the Trustee).

    Section 2.06.  REDEMPTION.

    The Notes are not subject to redemption prior to maturity.

    The provisions of Article Thirteen of the Indenture shall apply to the Notes.

    Section 2.08.  Intentionally left blank.

    Section 2.09.  FORM OF NOTES.

    The Notes shall be in the form of Exhibit A attached hereto.

    Section 2.10   CURRENCY.

    The Notes shall be denominated in United States dollars.

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    Section 2.11   SINKING FUND.

    The Notes shall not be subject to a sinking fund.

    Section 2.13   ADDITIONAL AMOUNTS.

    The provisions of Section 1006 of the Indenture shall not apply to the Notes.

                                    ARTICLE THREE

                               Miscellaneous Provisions

    Section 3.01.  SUPPLEMENTAL INDENTURE.

    The Indenture, as supplemented and amended by this Supplemental Indenture No. 1, is in all respects hereby adopted, ratified and confirmed.

    Section 3.02.  COUNTERPARTS.

    This Supplemental Indenture No. 1 may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 1 to be duly executed, as of the day and year first written above.


                             FEDERAL EXPRESS CORPORATION


Attest:

  /s/  SCOTT E. HANSEN           By     /s/  BURNETTA B. WILLIAMS
------------------------------      -------------------------------------
Name:  Scott E. Hansen                Name:  Burnetta B. Williams
Title: Assistant Secretary            Title: Assistant Treasurer


                                THE FIRST NATIONAL BANK OF CHICAGO


Attest:


  /s/                            By     /s/  LELAND HANSON
------------------------------      -------------------------------------
Name:                                 Name:  Leland Hanson
Title:                                Title: Assistant Vice President

REGISTERED


No. _______________                           PRINCIPAL AMOUNT:
                                              $200,000,000
                                             [$50,000,000]

CUSIP NO. ________________


                             FEDERAL EXPRESS CORPORATION

                             7.60% Note due July 1, 2097


    UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITORY") (55 WATER STREET, NEW YORK, NEW YORK), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY.


    FEDERAL EXPRESS CORPORATION, a Delaware Corporation, (the "Company" which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay

         CEDE & CO.
         C/O THE DEPOSITORY TRUST COMPANY
         55 WATER STREET
         NEW YORK, NEW YORK  10041

or registered assigns, the principal sum of ($200,000,000) TWO HUNDRED MILLION DOLLARS on July 1, 2097 (the "Maturity Date") and to pay interest thereon from July 1, 1997 or from the most recent "Interest Payment Date" to which interest has been paid or duly provided for, semi-annually on January 1 and July 1 of each year, commencing January 1, 1998, and on the Maturity Date or upon such other date on which the principal of this Note becomes due and payable, whether by declaration of acceleration or otherwise, at the rate of 7.60% per annum, until the principal hereof is paid or duly provided for. If, however, a Tax Event (as defined below) occurs, the Company shall have the right to shorten the maturity of the Notes as provided below. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the "Regular Record Date" for such interest, which shall be the December 15 or June 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee referred to on the reverse hereof, notice of which shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

    The Company will at all times appoint and maintain a Paying Agent (which may be the Trustee) authorized by the Company to pay the principal of and interest on any Notes of this series on behalf of the Company and having an office or agency in Chicago, Illinois and in such other cities, if any, as the Company may designate in writing to the Trustee (the "Place of Payment") where Notes of this series may be presented or surrendered for payment and where notices, designations or requests in respect for payments with respect to Notes of this series may be served. The Company has initially appointed The First National Bank of Chicago as such Paying Agent.

    Interest payments on this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months. Interest payable on this Note on any Interest Payment Date and on the Maturity Date will include interest accrued from and including the most recent Interest Payment Date to which interest has been paid or duly provided for (or from and including July 1, 1997, if no interest has been paid on this Note) to but excluding such Interest Payment Date or the Maturity Date, as the case may be.

    If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day (as defined below), principal or interest payable with respect to such Interest Payment Date or Maturity Date, as the case may be, will be paid on the next succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity Date, as the case may be. "Business Day" means any day other than Saturday, Sunday or other day on which banking institutions in New York, Illinois or Tennessee are obligated or authorized by law to close.

    The principal and interest payable on this Note will be made by wire transfer of immediately available funds to the Holder hereof in such currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

    Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

    Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

    IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                        FEDERAL EXPRESS CORPORATION


                                        By:_______________________________
                                           Name:  Charles M. Buchas, Jr.
                                           Title: Vice President and Treasurer


Attest:


_______________________________
Name:   Scott E. Hansen
Title:  Assistant Secretary




                            CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.


THE FIRST NATIONAL BANK
   OF CHICAGO,
   As Trustee


By:____________________________
      Authorized Signatory


Dated:__________________________

                             FEDERAL EXPRESS CORPORATION

                             7.60% Note due July 1, 2097


    This Note is one of a duly authorized issue of securities of the Company (herein called the "Notes"), limited in aggregate principal amount to $250,000,000 (except as otherwise provided in the Indenture), issued and to be issued as one series of debt securities of the Company under an Indenture, dated as of July 1, 1996, as amended and supplemented from time to time (the "Indenture"), between the Company and The First National Bank of Chicago, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. In addition to the Notes, the Company is authorized to issue an unlimited amount of debt securities in one or more series (herein collectively with the Notes called the "Debt Securities") under the Indenture.

    This Note is not redeemable at the option of the Company or at the option of the Holder prior to the Maturity Date and is not subject to any sinking fund.

    In case an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

    Upon the occurrence of a Tax Event, as defined below, the Company shall have the right to shorten the maturity of the Notes to the extent required, in the opinion of a nationally recognized independent tax counsel experienced in such matters, so that, after such shortening of the maturity, interest paid on the Notes shall be deductible for federal income tax purposes.

    If the maturity of the Notes is shortened on the occurrence of a Tax Event, the Company shall mail a notice to each holder of record of the Notes by first-class mail not more than 60 days after the occurrence of such Tax Event, stating the new Maturity Date of the Notes. Such notice shall be effective immediately upon mailing.

    "Tax Event" shall mean that the Company has received an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that on or after the date of the issuance of the Note, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in laws, or any regulations thereunder, of the United States; (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action"); or (c) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, on or after the date of the issuance of the Notes, such change in tax law creates a more than insubstantial risk that interest paid by the Company on the Notes is not, or will not be, deductible, in whole or in part, by the Company for purposes of federal income tax.

    The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Note or (ii) certain respective covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth therein, which provisions apply to the Notes.

    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities or each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of a majority in principal amount of each series of Debt Securities to be affected if less than all series are to be affected by such modification or amendment. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Debt Securities of each series at the time Outstanding, on behalf of the Holders of all Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note or Notes issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

    No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the currency herein prescribed.

    As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registerable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

    As provided in the Indenture and subject to certain limitations herein and therein set forth, Notes of this series issued in definitive registered form are exchangeable for the same aggregate principal amount of Notes of this series and of like tenor and authorized denominations, as requested by the Holder surrendering the same.

    The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000 in excess thereof.

    No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

    Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

    No recourse under or upon any obligation, covenant or agreement of the Corporation in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Corporation or of any successor Corporation, either directly or through the Corporation or any successor Corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

    At the option of the Corporation and upon satisfaction of certain conditions specified in the Indenture, either (a) the Corporation shall be deemed to have paid and discharged the entire indebtedness on the Notes or (b) the Corporation need not comply with certain covenants contained in the Indenture, in each case upon the deposit by the Corporation with the Trustee in trust for the Holders of the Notes of an amount of funds or obligations issued or guaranteed by the United States of America sufficient to pay and discharge upon the stated maturity thereof the entire indebtedness evidenced by the Notes, all as provided in the Indenture.

    This Note shall be governed by and construed in accordance with the laws of the State of Tennessee.

    All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                    ABBREVIATIONS



         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

         TEN COM - as tenants in common

         TEN ENT - as tenants by the entireties

         JT TEN - as joint tenants with right of survivorship and not as tenants in common

         UNIF GIFT MIN ACT ______________ Custodian ______________
                           (Cust)                   (Minor)

                          under Uniform Gifts to Minors Act


                          _________________________________
                                       (State)

                      Additional abbreviations may also be used
                            though not in the above list.


                          __________________________________

                                      ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assigns(s) and transfer(s) unto
______________________________________________________________________________

______________________________________________________________________________

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

 _____________________________
/____________________________/


______________________________________________________________________________

______________________________________________________________________________

                        (Please Print or Type Name and Address
                        Including Postal Zip Code of Assignee)

______________________________________________________________________________
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints
______________________________________________________________________________

______________________________________________________________________________
to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:_____________________________

Signature Guaranteed


_______________________________________
NOTICE:  Signature must be guaranteed         NOTICE:  The signature to this
by a member firm of the New York Stock        assignment must correspond with
Exchange or a commercial bank or trust        the name as written upon the face
company.                                      of the within Note in every
                                              particular, without alteration or
                                              enlargement or any change
                                              whatever.

48892